EXHIBIT 99.1: PRESS RELEASE OF PAYCHEX, INC. DATED OCTOBER 6, 2004

FOR IMMEDIATE RELEASE

John M. Morphy, Chief Financial Officer
Paychex, Inc.      585-385-6666
or
Jan Shuler
Paychex, Inc.      585-383-3406
Access Paychex, Inc. News Releases on the World Wide Web
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PAYCHEX ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

     ROCHESTER, N.Y., October 6, 2004 — The Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared an increase in the company’s quarterly dividend from $.12 per share to $.13 per share payable November 15, 2004 to shareholders of record November 1, 2004.

     Paychex, Inc. is a leading national provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex®.

     Human resource and benefits outsourcing services include 401(k) plan recordkeeping, workers’ compensation administration, section 125 plans, a professional employer organization, and other administrative services for business. Paychex was founded in 1971. Headquartered in Rochester, New York, the company has more than 100 offices nationwide and serves approximately 505,000 payroll clients.